UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Aberdeen Global Premier Properties Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aberdeen Standard Investments Inc.

Investor Relations

800-522-5465

Investor.Relations@aberdeenstandard.com

REVISED: ABERDEEN GLOBAL DYNAMIC DIVIDEND FUND,

ABERDEEN TOTAL DYNAMIC DIVIDEND FUND AND

ABERDEEN GLOBAL PREMIER PROPERTIES FUND

ANNOUNCE

CHANGE OF TIME AND LOCATION OF 2020 SHAREHOLDER MEETINGS

Philadelphia, April 30, 2020 — Aberdeen Global Dynamic Dividend Fund (“AGD”), Aberdeen Total Dynamic Dividend Fund (“AOD”) and Aberdeen Global Premier Properties Fund (“AWP” and collectively with AGD and AOD, the “Funds”) announced on April 15, 2020 changes to the times and locations of the 2020 annual meetings of shareholders for each Fund (the “Annual Meetings”) and the special meeting of shareholders of AWP (the “Special Meeting”, and together with the Annual Meetings, the “Shareholder Meetings”), which are each scheduled to be held on May 6, 2020. This press release replaces that announcement and includes additional details for logging into the virtual Shareholder Meetings.

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders and the Funds’ officers and staff, the time and location of the 2020 Annual Meetings of shareholders of each of the Funds and the Special Meeting for AWP have been changed. The Shareholder Meetings will be held at the following times:

Fund Name	Meeting Type	Ticker	Meeting Date	New Meeting Time
Aberdeen Global Dynamic Dividend Fund	Annual	NYSE: AGD	May 6, 2020	12:00 p.m. eastern time
Aberdeen Total Dynamic Dividend Fund	Annual	NYSE: AOD	May 6, 2020	12:30 p.m. eastern time
Aberdeen Global Premier Properties Fund	Annual	NYSE: AWP	May 6, 2020	1:00 p.m. eastern time
Aberdeen Global Premier Properties Fund	Special	NYSE: AWP	May 6, 2020	1:30 p.m. eastern time

In light of public health concerns regarding COVID-19, the Shareholder Meetings will be held in a virtual meeting format only. You will not be able to attend the Shareholder Meetings in person.

Attending the Virtual Shareholder Meetings as a Shareholder of Record

As described in the proxy materials for the Shareholder Meetings previously distributed, any shareholder of record of a Fund as of February 27, 2020 is entitled to notice of, and to vote at, the respective Shareholder Meeting or any postponements or adjournments thereof. Details of how to attend the Shareholder Meetings are being provided in a revised shareholder notice and will be distributed to financial intermediaries. To participate in the Shareholder Meetings you will need the control number found on your proxy card, voting instruction form or notice you previously received and the password indicated below.

Fund Name	Ticker	Meeting Site	Meeting Password
Aberdeen Global Dynamic Dividend Fund	NYSE: AGD
Aberdeen Total Dynamic Dividend Fund	NYSE: AOD	www.meetingcenter.io/263506033	ABD22020
Aberdeen Global Premier Properties Fund	NYSE: AWP
Aberdeen Global Premier Properties Fund	NYSE: AWP

Registering to Attend the Virtual Shareholder Meetings as a Beneficial Owner

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Shareholder Meetings. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, each Fund’s proxy tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration for the Shareholder Meetings must be received no later than 5:00 p.m., Eastern Time, on May 1, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Shareholder Meetings.

Voting Shares

Whether or not you plan to attend a Shareholder Meeting, we urge you to vote and submit your proxy in advance of the meetings by one of the methods described in the proxy materials for the Shareholder Meetings. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Shareholder Meetings.

Important Information

In the United States, Aberdeen Standard Investments is the marketing name for the following affiliated, registered investment advisers:  Aberdeen Standard Investments Inc., Aberdeen Asset Managers Ltd., Aberdeen Standard Investments Australia Ltd., Aberdeen Standard Investments (Asia) Ltd., Aberdeen Capital Management, LLC, Aberdeen Standard Investments ETFs Advisors LLC and Standard Life Investments (Corporate Funds) Ltd.

Closed-end funds are traded on the secondary market through one of the stock exchanges. The Funds’ investment returns and principal values will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that each Fund will achieve its investment objective.

If you wish to receive this information electronically, please contact:
Investor.Relations@aberdeenstandard.com

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